As filed with the Securities and Exchange Commission on May 3, 2011
Registration No. 333 -

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

HERBALIFE LTD.
(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	98-0377871
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)
P.O. Box 309GT
Ugland House, South Church Street
Grand Cayman, Cayman Islands
(Address of Principal Executive Offices, Including Zip Code)
Amended and Restated Herbalife Ltd. 2005 Stock Incentive Plan
(Full title of the plan)
Brett R. Chapman, Esq.
General Counsel
Herbalife Ltd.
P.O. Box 309GT
Ugland House, South Church Street
Grand Cayman, Cayman Islands
(213) 745-0500
(Name, Address, and Telephone Number, Including Area Code, of Agent for Service)
Copies to:
Jonathan K. Layne
Gibson, Dunn & Crutcher LLP
2029 Century Park East
Los Angeles, CA 90067
(310) 552-8500
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.
(Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
		maximum	maximum	Amount of
	Amount to be	offering price	aggregate	registration
Title of securities to be registered	registered(1)	per share(2)	offering price(2)	fee
Common Shares, par value $0.002 per share	3,200,000	$89.55	$286,560,000	$33,269.62

(1)	Pursuant to Rule 416 of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 also covers an indeterminate amount of additional securities as may become issuable to prevent dilution resulting from stock splits, stock dividends or similar transactions, pursuant to the terms of the Amended and Restated Herbalife Ltd. 2005 Stock Incentive Plan.

(2)	Calculated solely for the purpose of determining the registration fee pursuant to Rule 457(c) and 457(h) under the Securities Act of 1933, as amended, based upon the average of the high and low prices of the Registrant’s Common Shares on the New York Stock Exchange on April 28, 2011.

INTRODUCTORY STATEMENT
     This Registration Statement on Form S-8 is filed by Herbalife Ltd., a Cayman Islands exempted limited liability company, or the Registrant, relating to 3,200,000 of its common shares, par value $0.002 per share, or the Common Shares, issuable to eligible persons under the Amended and Restated Herbalife Ltd. 2005 Stock Incentive Plan.
PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
     The information required by this Part I has been omitted from this Registration Statement on Form S-8 in accordance with the Note to Part I of Form S-8.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
     The following documents filed by the Registrant with the Securities and Exchange Commission, or the Commission, are hereby incorporated by reference in this Registration Statement on Form S-8:
•	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010, filed with the Commission on February 22, 2011;

•	The Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2011, filed with the Commission on May 2, 2011;

•	The Registrant’s Current Reports on Form 8-K filed with the Commission on February 22, 2011 (Item 8.01 only), March 2, 2011, March 9, 2011 and April 29, 2011; and

•	The description of the Common Shares contained in the Registrant’s Registration Statement on Form S-1, originally filed with the Commission on October 1, 2004, including any amendment or report filed for the purpose of updating such description.
     All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, after the date hereof and prior to the filing of a post-effective amendment hereto, which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement on Form S-8 and to be a part hereof from the date of filing of such documents.
     For purposes of this Registration Statement on Form S-8, any document or any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a subsequently filed document or a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such document or such statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement on Form S-8. Subject to the foregoing, all information appearing in this Registration Statement on Form S-8 is so qualified in its entirety by the information appearing in the documents incorporated herein by reference.

Item 4. Description of Securities.
     Not Applicable.
Item 5. Interests of Named Experts and Counsel.
     Not Applicable.
Item 6. Indemnification of Directors and Officers.
     The Registrant’s Amended and Restated Memorandum and Articles of Association, or the Memorandum and Articles of Association, provide that, to the fullest extent permitted by the Companies Law (2010 Revision) of the Cayman Islands, or the Statute, every director, agent or officer of the Registrant shall be indemnified out of the assets of the Registrant against any liability incurred by him as a result of any act or failure to act in carrying out his functions other than such liability (if any) that he may incur by his own willful misconduct. To the fullest extent permitted by the Statute, such director, agent or officer shall not be liable to the Registrant for any loss or damage in carrying out his functions unless the liability arises through the willful misconduct of such director, agent or officer.
     The Registrant is a Cayman Islands exempted limited liability company. As such, it is governed by the laws of the Cayman Islands with respect to the indemnification provisions. Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. The Memorandum and Articles of Association provide for indemnification of officers and directors for losses, damages, costs and expenses incurred in their capacities as such, except in the case of (a) any fraud or dishonesty of such director or officer, (b) such director’s or officer’s conscious, intentional or willful breach of his obligation to act honestly, lawfully and in good faith with a view to the best interests of the Registrant or (c) any claims or rights of action to recover any gain, personal profit or other advantage to which the director or officer is not legally entitled.
     The Registrant has entered into an indemnification agreement with each of its directors and certain of its officers to supplement the indemnification protection available under the Memorandum and Articles of Association. These indemnity agreements generally provide that the Registrant will indemnify the parties thereto to the fullest extent permitted by law.
     The foregoing summaries are necessarily subject to the complete text of Memorandum and Articles of Association and the indemnification agreements referred to above and are qualified in their entirety by reference thereto.
     In addition to the indemnification provisions set forth above, the Registrant maintains insurance policies that indemnify its directors and officers against various liabilities arising under the Securities Act of 1933, as amended, and the Exchange Act, that might be incurred by any director or officer in his capacity as such.
Item 7. Exemption From Registration Claimed.
     Not Applicable.

Item 8. Exhibits.
     Unless otherwise indicated below as being incorporated by reference to another filing of the Registrant with the Commission, each of the following exhibits is filed herewith:

Exhibit
Number		Exhibit
4.1	—	Amended and Restated Memorandum and Articles of Association of Herbalife Ltd., filed on December 14, 2004 as Exhibit 3.1 to the Registration Statement on Form S-1 of Herbalife Ltd. and incorporated herein by reference.

4.2	—	Amended and Restated Herbalife Ltd. 2005 Stock Incentive Plan, filed on April 29, 2010 as Exhibit 99.1 to the Current Report on Form 8-K of Herbalife Ltd. and incorporated herein by reference.

4.3	—	Amendment to Amended and Restated Herbalife Ltd. 2005 Stock Incentive Plan, filed on April 29, 2011 as Exhibit 99.1 to the Current Report on Form 8-K of Herbalife Ltd. and incorporated herein by reference.

5.1 *	—	Legal Opinion of Maples and Calder, special Cayman Islands Counsel to Herbalife Ltd.

23.1 *	—	Consent of Maples and Calder (contained in Exhibit 5.1).

23.2 *	—	Consent of KPMG LLP, Independent Registered Public Accounting Firm.

24.1 *	—	Power of Attorney of Herbalife Ltd. (contained on signature page hereto).

*	Filed herewith.
Item 9. Undertakings.
     (a) The undersigned Registrant hereby undertakes:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
Provided, however, that:
     (A) Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; and
     (B) Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
     (C) Provided further, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is for an offering of asset-backed securities on Form S-1 or Form S-3, and the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB.
          (1) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
          (2) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
          (3) If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.
          (4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
     (i) If the registrant is relying on Rule 430B:
          (A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

          (B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or
     (ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
          (5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:
          The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
     (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
     (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
     (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
     (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on this 2nd day of May, 2011.

HERBALIFE LTD.
By:	/s/ Brett R. Chapman
Brett R. Chapman
General Counsel

POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature to this Registration Statement appears below hereby constitutes and appoints Michael O. Johnson and Brett R. Chapman, and each of them, as such person’s true and lawful attorney-in-fact and agent with full power of substitution for such person and in such person’s name, place and stead, in any and all capacities, to sign and to file with the Securities and Exchange Commission, any and all amendments and post-effective amendments to this Registration Statement (including any amendments thereto filed pursuant to Rule 462(b) increasing the number of securities for which registration is sought), with exhibits thereto and other documents in connection therewith, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, or any substitute therefor, may lawfully do or cause to be done by virtue thereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael O. Johnson	Chief Executive Officer, Director, Chairman of the Board (Principal Executive Officer)	May 2, 2011
Michael O. Johnson

/s/ John DeSimone	Chief Financial Officer	May 2, 2011
John DeSimone	(Principal Financial Officer)

/s/ Bosco Chiu	Vice President, Controller and Principal Accounting Officer (Principal Financial Officer)	May 2, 2011
Bosco Chiu

/s/ Leroy T. Barnes, Jr.	Director	May 2, 2011
Leroy T. Barnes, Jr.

Signature	Title	Date

/s/ Richard P. Bermingham	Director	May 2, 2011
Richard P. Bermingham

/s/ Carole Black	Director	May 2, 2011
Carole Black

/s/ Pedro Cardoso	Director	May 2, 2011
Pedro Cardoso

/s/ Jeffrey T. Dunn	Director	May 2, 2011
Jeffrey T. Dunn

/s/ Murray H. Dashe	Director	May 2, 2011
Murray H. Dashe

/s/ Michael J. Levitt	Director	May 2, 2011
Michael J. Levitt

/s/ Colombe M. Nicholas	Director	May 2, 2011
Colombe M. Nicholas

/s/ John Tartol	Director	May 2, 2011
John Tartol

Exhibit Index

Exhibit
Number		Exhibit
4.1	—	Amended and Restated Memorandum and Articles of Association of Herbalife Ltd., filed on December 14, 2004 as Exhibit 3.1 to the Registration Statement on Form S-1 of Herbalife Ltd. and incorporated herein by reference.

4.2	—	Amended and Restated Herbalife Ltd. 2005 Stock Incentive Plan, filed on April 29, 2010 as Exhibit 99.1 to the Current Report on Form 8-K of Herbalife Ltd. and incorporated herein by reference.

4.3	—	Amendment to Amended and Restated Herbalife Ltd. 2005 Stock Incentive Plan, filed on April 29, 2011 as Exhibit 99.1 to the Current Report on Form 8-K of Herbalife Ltd. and incorporated herein by reference.

5.1 *	—	Legal Opinion of Maples and Calder, special Cayman Islands Counsel to Herbalife Ltd.

23.1 *	—	Consent of Maples and Calder (contained in Exhibit 5.1).

23.2 *	—	Consent of KPMG LLP, Independent Registered Public Accounting Firm.

24.1 *	—	Power of Attorney of Herbalife Ltd. (contained on signature page hereto).

*	Filed herewith.